                                                                                                                   EXHIBIT 12.4
                                                                                                                         Page 1


                                             THE TOLEDO EDISON COMPANY

                                  CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                                                                                     Year Ended December 31,
                                                                       1999         2000         2001         2002         2003
                                                                     ---------   ----------   ---------     ---------    --------
                                                                                       (Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items..............................   $101,982    $138,144     $  42,691     $ (5,142)    $ 19,930
   Interest and other charges, before reduction for
     amounts capitalized..........................................     78,496      71,373        62,773       57,672       42,126
   Provision for income taxes.....................................     58,884      78,780        26,362       (9,844)       5,394
   Interest element of rentals charged to income (a)..............     98,445      96,358        92,108       87,174       84,894
                                                                     --------    --------     ---------     --------     --------
     Earnings as defined..........................................   $337,807    $384,655     $ 223,934     $129,860     $152,344
                                                                     ========    ========     =========     ========     ========

FIXED CHARGES AS DEFINED IN REGULATION S-K:
   Interest expense...............................................   $ 78,496    $ 71,373     $  62,773     $ 57,672     $ 42,126
   Interest element of rentals charged to income (a)..............     98,445      96,358        92,108       87,174       84,894
                                                                     ---------   --------     ---------     --------     --------
     Fixed charges as defined.....................................   $176,941    $167,731     $ 154,881     $144,846     $127,020
                                                                     ========    ========     =========     ========     ========

CONSOLIDATED RATIO OF EARNINGS TO FIXED
   CHARGES........................................................       1.91        2.29          1.45         0.90         1.20
                                                                                     ====          ====         ====         ====

-------------------------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

                                                        95


                                                                                                                    EXHIBIT 12.4
                                                                                                                          Page 2


                                             THE TOLEDO EDISON COMPANY

                           CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
                                 STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)
                                                                                      Year Ended December 31,
                                                                       1999         2000         2001         2002         2003
                                                                     --------    --------     ---------     --------     --------
                                                                                         (Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items..........................       $101,982    $138,144      $ 42,691     $ (5,142)    $ 19,930
   Interest and other charges, before reduction for
     amounts capitalized......................................         78,496      71,373        62,773       57,672       42,126
   Provision for income taxes.................................         58,884      78,780        26,362       (9,844)       5,394
   Interest element of rentals charged to income (a)..........         98,445      96,358        92,108       87,174       84,894
                                                                     --------    --------      --------     --------     --------
     Earnings as defined......................................       $337,807    $384,655      $223,934     $129,860     $152,344
                                                                     ========    ========      ========     ========     ========

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS PREFERRED
   STOCK DIVIDEND REQUIREMENTS
   (PRE-INCOME TAX BASIS):
   Interest expense...........................................       $ 78,496    $ 71,373      $ 62,773     $ 57,672     $ 42,126
   Preferred stock dividend requirements......................         16,238      16,247        16,135       10,756        8,838
   Adjustments to preferred stock dividends
     to state on a pre-income tax basis.......................         10,363      10,143        10,167        4,146        2,158
   Interest element of rentals charged to income (a)..........         98,445      96,358        92,108       87,174       84,894
                                                                     --------    --------      --------     --------     --------
     Fixed charges as defined plus preferred stock
       dividend requirements (pre-income tax basis)...........       $203,542    $194,121      $181,183     $159,748     $138,016
                                                                     ========    ========      ========     ========     ========
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
   PREFERRED STOCK DIVIDEND REQUIREMENTS
   (PRE-INCOME TAX BASIS).....................................           1.66        1.98          1.24         0.81         1.10
                                                                         ====        ====          ====         ====         ====

-------------------------

(a) Includes the interest element of rentals where determinable plus 1/3 o rental expense where no readily defined interest element can be determined.

                                                        96
